SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 18, 2022

Date of Report (Date of earliest event reported)

SolarWindow Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-127953	59-3509694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9375 E. Shea Blvd., Suite 107-B, Scottsdale, AZ	85260
(Address of principal executive offices)	(Zip Code)

(800) 213-0689

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)       Departure of Directors or Certain Officers.

By letter dated January 18, 2022, Jatinder S. Bhogal tendered his resignation (i) as a member and Chairman of the board of directors (the “Board”) of SolarWindow Technologies, Inc. (the “Company”), (ii) as the Company’s Chief Executive Officer, and (iii) as to any and all other positions he held, whether as an officer and/or director of the Company or of any of the Company’s direct or indirect wholly-owned subsidiaries, effective as of midnight (Pacific Time) on January 18, 2022.

Mr. Bhogal advised the Company that his resignation was not as a result of any disagreement between himself and the Company, its management, the Board or any committee of the Board, as to any matter relating to the Company's operations, policies, or practices. Mr. Bhogal’s resignation has been accepted by the Company.

Mr. Bhogal will continue to serve as a consultant to the Company as described in Item 5.02(b) below.

In accordance with the requirements of Item 5.02 of Form 8-K, the Company has provided Mr. Bhogal with a copy of the disclosures that it is making in response to this Item 5.02 and will provide Mr. Bhogal with the opportunity to furnish the Company, as promptly as possible, with a letter addressed to the Company stating whether Mr. Bhogal agrees with the statements made by the Company in response to this Item 5.02 and, if not, stating the respects in which he does not agree.

(b)       Separation, Consulting and Release of Claims Agreement

On January 18, 2022 the Company, Mr. Bhogal, and Vector Asset Management, Inc., a British Columbia, Canada company through which Mr. Bhogal provided consulting services to the Company (“VAMI”), entered into a Separation and Release of Claims Agreement (the “Separation Agreement”) a copy of which is attached (in redacted form subject to a confidential treatment request submitted to the Securities and Exchange Commission (“SEC”)) to this Report on Form 8-K as Exhibit 10.1. All capitalized terms used in this Item 5.02(b), and not otherwise defined, shall have the meaning ascribed thereto in the Separation Agreement

Pursuant to the Separation Agreement:

(a) The Company, in exchange for Mr. Bhogal’s general release and waiver of claims and agreement to provide consulting services (“Consulting Services”) to the Company, the Company has agreed, among other things, on the Effective Date, to:

(1) pay Mr. Bhogal, in addition to all amounts due him through the Separation Date, a Separation Fee in the amount of $204,000;

(2) engage Mr. Bhogal as a consultant for the period commencing on the Effective Date and continuing through July 31, 2022 (the “Initial Consulting Period”) for an aggregate fee of $34,000, payable in advance on the Effective Date. The Consulting Services will be limited to legacy matters; Mr. Bhogal will not be providing any executive consulting services to the Company. Commencing on August 1, 2022, provided the Company has not previously terminated the Consulting Services (as discussed below) Mr. Bhogal will continue to provide consulting services regarding any legacy matters, on a month-to-month basis and will be paid a consulting fee of $100 per month until such time as the Consulting Services is terminated (the “Extended Consulting Period”). During the Initial Consulting Term, the Company may terminate the Consulting Services for any reason and VAMI and the Executive may terminate the Consulting Services only for Good Reason. As used in the Separation Agreement, “Good Reason” means the termination of the Consulting Services by the Executive within thirty (30) days following the expiration of any Company cure period (discussed below) following the occurrence of a material breach of this Agreement by the Company. Notwithstanding the foregoing, the Executive may not terminate the Consulting Services for Good Reason without first providing the Company with written notice of the acts or omissions constituting the grounds for Good Reason within ten (10) days of the initial existence of the grounds for Good Reason and a reasonable cure period of fifteen (15) Business Days following the date the Company receives such notice during which such condition must not have been cured. If the Consulting Services have not been terminated by either the Company, on the one hand, or the Executive on the other hand, then the Consulting Services shall continue in the Extended Consulting Period until terminated by either (i) the Company upon one month’s written notice to the Executive or (ii) by the Executive or VAMI, upon one month’s written notice to the Company;

(3) maintain directors’ and officers’ insurance policies (the “D&O Insurance”), covering the Executive, for a period of six years (or tail coverage for a comparable period) having such terms and conditions reasonably consistent with the Company’s current D&O Insurance Policy; and

(4) amend the terms and conditions of each of the stock option agreements between the Company and VAMI or the Executive, as the case may be (each a “SOA”), pursuant to which VAMI or the Executive has an option to purchase shares of the Company’s common stock (collectively, the “Options”) to provide for, to the extent not included the SOAs: (i) a “cashless” exercise provision in the form typically included in the Company’s stock option agreements; (ii) an extension of the time during which vested options may be exercised to and including the original expiration or termination date of the Option as set forth in the applicable SOA.

The foregoing description of the of the Strategic Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which (in redacted form subject to a confidential treatment request) is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

(b)        Appointment of Certain Officers. Mr. John Rhee, the Company’s President was appointed to serve as the Company’s Chief Executive Officer and Chairman, effective immediately following the effective date and time of Mr. Bhogal’s resignation, and to serve in such offices until such time as his successor shall have been duly appointed or his earlier termination or removal; he also will continue to serve as the Company’s President. Mr. Rhee also will continue to serve as President of SolarWindow Asia Co., Ltd., an indirect wholly-owned subsidiary of the Company, as a member of the Board, and as an officer and director of SolarWindow Asia (USA) Corp., the Company’s wholly-owned subsidiary and parent company of SolarWindow Asia Co., Ltd.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on January 24, 2022 titled “Former LG Executives to Lead SolarWindow Manufacturing; New Majority Shareholder Appointed Chairman & CEO.” The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Number		Description

10.1		Separation and Release of Claims Agreement dated January 18, 2022 by and among SolarWindow Technologies, Inc., Vector Asset Management, Inc. and Jatinder S. Bhogal.*
	*	Confidential portions of this exhibit 10.1 have been redacted.
17.1		Resignation Letter dated January 18, 2022 from Jatinder S. Bhogal.
99.1		Press release dated January 24, 2022, titled “Former LG Executives to Lead SolarWindow Manufacturing; New Majority Shareholder Appointed Chairman & CEO.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on January 24, 2022.

SolarWindow Technologies, Inc.
/s/ John Rhee

By:
Name:	John Rhee
Title:	President and Chief Executive Officer